EXHIBIT 11.1


                          NORTEK, INC. AND SUBSIDIARIES
          CALCULATION OF SHARES USED IN DETERMINING EARNINGS PER SHARE

                                         1996           1995        1994
                                         ----           ----        ----
Calculation of the number of shares to
be used in computing earnings per share:

Weighted average common and special
 common shares issued during the
 period                                16,666,825   16,625,166   16,609,828

Less average common and special common
 shares held in the Treasury           (6,181,480)  (4,180,560)  (4,066,611)
                                       ----------   ----------   ----------
Weighted average number of common and
 special common shares outstanding
 during the period                     10,485,345   12,444,606   12,543,217

Dilutive effect of stock options
 considered common stock equivalents      155,513      124,686      163,894
                                       ----------   ----------   ----------
Weighted average number of common and
 common equivalent shares outstanding
  during  the period                   10,640,858   12,569,292   12,707,111
                                       ==========   ==========   ==========

Calculation of the number of shares to
be used in computing fully diluted
earnings per share:

Weighted average number of common and
 special common shares outstanding
 during the period                     10,485,345   12,444,606   12,543,217

Dilutive effect of stock options
 considered common stock equivalents
 computed under the treasury stock
 method using the greater of the
 price at the end of the period or
 the average price during the
 period                                   236,813      175,153      206,305

Dilutive effect of assuming conversion
 of the Company's 7-1/2% convertible
 debentures                                   ---          ---      394,792
                                       ----------   ----------   ----------
                                       10,722,158   12,619,759   13,144,314
                                       ==========   ==========   ==========